As filed with the Securities and Exchange Commission on January 3, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VERITONE, INC.

(Exact name of registrant as specified in its charter)

Delaware	47-1161641
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1615 Platte Street, 2nd Floor

Denver, Colorado 80202

Tel: (888) 507-1737

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ryan Steelberg

Chief Executive Officer

Veritone, Inc.

1615 Platte Street, 2nd Floor

Denver, Colorado 80202

Tel: (888) 507-1737

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael L. Zemetra Chief Financial Officer Craig Gatarz Chief Legal Officer Veritone, Inc. 1615 Platte Street, 2nd Floor Denver, Colorado 80202 Tel: (888) 507-1737	John-Paul Motley Logan Tiari Cooley LLP 355 South Grand Avenue, 9th Floor Los Angeles, California 90071 Telephone: (213) 561-3204

From time to time after the effective date of this Registration Statement

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities and it is not soliciting offers to buy securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 3, 2024

PROSPECTUS

Veritone, Inc.

3,008,540 Shares of Common Stock offered by Selling Stockholders

From time to time, the selling stockholders identified in this prospectus may offer and sell up to 3,008,540 shares of our common stock issuable upon the exercise of warrants held by such selling stockholders to purchase up to 3,008,540 shares of common stock from us at a price per share of $2.576 (the “Warrants”). The selling stockholders acquired the Warrants in private placement transactions. We are registering the offer and sale of the shares of common stock by the selling stockholders to satisfy registration rights that we granted to the selling stockholders. The registration of these shares of our common stock does not necessarily mean that any of our common stock will be sold by the selling stockholders. We will not receive any proceeds from the resale of shares of common stock, from time to time, by the selling stockholders, but we have agreed to pay certain of the expenses incidental to the registration, offering and sale of the common stock by the selling stockholders, except that we will not bear any brokerage commissions, transfer taxes or underwriting commissions and discounts relating to the sale of shares of our common stock by the selling stockholders.

This prospectus provides a description of the common stock and how the selling stockholders may sell the shares of common stock covered by this prospectus in the section entitled “Plan of Distribution.” When the selling stockholders sell common stock under this prospectus, we, or parties acting on our behalf, will, if required, provide a prospectus supplement and/or free writing prospectus that will contain specific information about the terms of that offering. The applicable prospectus supplement and/or free writing prospectus may also add, update or change information contained in this prospectus. If the information varies between this prospectus and the accompanying prospectus supplement or free writing prospectus, you should rely on the information in the prospectus supplement or free writing prospectus. You should carefully read this prospectus and any prospectus supplement and free writing prospectus accompanying this prospectus, together with any documents incorporated by reference herein or therein, before you invest in our common stock.

Our common stock is traded on the Nasdaq Stock Market LLC under the symbol “VERI.” On January 2, 2024, the last reported sales price of our common stock on the Nasdaq Global Market was $1.82 per share.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 3 of this prospectus as well as those contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2024

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration or continuous offering process. Under this shelf registration process, the selling stockholders may, from time to time, sell up to 3,008,540 shares of common stock, at prices and on terms to be determined by market conditions at the time of the offering.

This prospectus provides you with a general description of the common stock and how the selling stockholders may sell the shares of common stock covered by this prospectus. When the selling stockholders sell common stock pursuant to the registration statement of which this prospectus forms a part, we, or parties acting on our behalf, will, if required, provide a prospectus supplement and/or free writing prospectus that will contain specific information about the terms of that offering. The applicable prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. If the information varies between this prospectus and the accompanying prospectus supplement or free writing prospectus, you should rely on the information in the prospectus supplement or free writing prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not authorized anyone, including the selling stockholders, to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

Before purchasing any common stock, you should carefully read this prospectus, any prospectus supplement and any free writing prospectus, together with the additional information described under the heading “Incorporation by Reference.” You should assume that the information contained in this prospectus, any prospectus supplement or any free writing prospectus is accurate only as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries contained herein are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described under the heading “Where You Can Find More Information.”

This prospectus and any applicable prospectus supplement or free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any common stock other than the shares of common stock to which they relate. Neither we nor the selling stockholder are making offers to sell any common stock in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the common stock or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus applicable to that jurisdiction.

In this prospectus, references to “Veritone,” the “Company,” the “registrant,” “we,” “our,” and “us,” refer to Veritone, Inc., collectively with our subsidiaries. The phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement, unless the context requires otherwise. All references to “common stock” in this prospectus refer to shares of common stock of Veritone, Inc., par value $0.001 per share.

Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the selling stockholders for offer and resale, we are referring to the shares of common stock that have been, or may be, issued to the selling stockholders upon the exercise of the Warrants. When we refer to the selling stockholders in this prospectus, we are referring to the selling stockholders identified in this prospectus and, as applicable, their permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any applicable prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act of 1934, as amended (the “Exchange Act”), and we intend that such forward-looking statements be subject to the safe harbors created thereby. All statements made in this prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement, that are not statements of historical fact are forward-looking statements. Without limiting the generality of the foregoing, words such as “anticipates,” “believes,” “seeks,” “estimates,” “expects,” “intends,” “continue,” “can,” “may,” “plans,” “potential,” “projects,” “should,” “could,” “will,” “would” or similar expressions and the negatives of those expressions may identify forward-looking statements, although not all forward-looking statements contain these identifying words. Such forward-looking statements include, but are not limited to, any statements that refer to projections of our future financial condition and results of operations, capital needs and financing plans, competitive position, industry environment, potential growth and market opportunities, acquisition plans and strategies, compensation plans, governance structure and policies and/or the price of our common stock.

The forward-looking statements included herein represent our management’s current expectations and assumptions based on information available as of the date of this report. These statements involve numerous known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that may cause or contribute to such differences include, but are not limited to:

•	our ability to expand our aiWARE SaaS business;

•	declines or limited growth in the market for AI-based software applications and concerns over the use of AI that may hinder the adoption of AI technologies;

•	our ability to obtain capital to support our business growth, and the availability of such capital on acceptable terms, if at all;

•	our reliance upon a limited number of key customers for a significant portion of our revenue, including declines in key customers’ usage of our products and other offerings;

•

our ability to realize the intended benefits of our acquisitions and divestitures, including our ability to successfully integrate our recent acquisition of (i) 100% of the issued and outstanding share capital of (a) Broadbean Technology Pty Ltd I 116 011 959 / ABN 79 116 011 959, a limited company incorporated under the laws of Australia, (b) Broadbean Technology Limited, a limited company incorporated under the laws of England and Wales, (c) Broadbean, Inc., a Delaware corporation and (d) CareerBuilder France S.A.R.L., a limited liability company organized (société à responsabilité limitée) under the laws of France, and (ii) certain assets and liabilities related thereto (the foregoing clauses (i) and (ii) together, “Broadbean”);

•	our identification of existing material weaknesses in our internal control over financial reporting;

•	fluctuations in our results over time;

•	the impact of seasonality on our business;

•	our ability to manage our growth, including through acquisitions and our further expansion into international markets;

•	our ability to enhance our existing products and introduce new products that achieve market acceptance and keep pace with technological developments;

•

actions by our competitors, partners and others that may block us from using the technology in our aiWARE platform, offering it for free to the public or making it cost prohibitive to continue to incorporate their technologies into our platform;

•	interruptions, performance problems or security issues with our technology and infrastructure, or that of our third-party service providers;

•

the impact of the continuing economic disruption caused by macroeconomic and geopolitical factors, including the COVID-19 pandemic, the Russia-Ukraine conflict and related sanctions, the war in Israel, financial instability, inflation rates and the responses by central banking authorities to control inflation, monetary supply shifts and the threat of recession in the United States and around the world on our business operations and those of our existing and potential customers; and

•

any additional factors discussed in Item 1A (Risk Factors) of Part I of our Annual Report on Form 10-K for the year ended December 31, 2022, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, this prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement, as well as our future filings with the Securities and Exchange Commission (“SEC”).

All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations. You should read this prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement completely and with the understanding that our actual future results may be materially different from what we expect. In light of the significant risks and uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by us or any other person that such results will be achieved, and readers are cautioned not to place undue reliance on such forward-looking information, which speak only as of the date of this report.

Moreover, we operate in an evolving environment. New risks and uncertainties emerge from time to time and it is not possible for our management to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual future results to be materially different from those expressed or implied by any forward-looking statements.

Except as required by law, we assume no obligation to update any forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. We qualify all of our forward-looking statements by these cautionary statements.

v

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the sections titled “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any related free writing prospectus, and under similar sections in the other documents that are incorporated by reference into this prospectus. You should also carefully read the other information incorporated by reference into this prospectus, including our more detailed consolidated financial statements, notes to the consolidated financial statements and the exhibits to the registration statement of which this prospectus is a part.

VERITONE, INC.

Overview

We are a provider of artificial intelligence (“AI”) solutions, powered by our proprietary AI operating system, aiWARE™, to deliver differentiated products and solutions to our Commercial Enterprise and Government & Regulated Industries customers. Our Software Products & Services consist of revenues generated from Commercial Enterprise and Government & Regulated Industries customers using our aiWARE platform and hiring solutions, any related support and maintenance services, and any related professional services associated with the deployment and/or implementation of such solutions. Our Managed Services consist of revenues generated from Commercial Enterprise customers using our content licensing services, advertising agency, influencer management and related services.

We were incorporated as a Delaware corporation on June 13, 2014. Our corporate headquarters are located at 1615 Platte Street, 2nd Floor, Denver, Colorado 80202. Our telephone number is (888) 507-1737. Our principal website address is www.veritone.com. Information contained in, or accessible through, our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is only an inactive textual reference.

Our common stock has been listed on the Nasdaq Stock Market LLC under the symbol “VERI” since May 12, 2017.

Term Loan and Warrants

On December 13, 2023, Veritone, Inc. and certain of its subsidiaries, as guarantors, entered into a Credit and Guaranty Agreement (the “Credit Agreement”) with certain lenders and Wilmington Savings Fund Society, FSB, as administrative agent and collateral agent. The Credit Agreement provides for a $77.5 million senior secured term loan, which was fully drawn by us on closing of the term loan. The selling stockholders named in this prospectus are lenders under the Credit Agreement. At the closing of the term loan, Veritone, Inc. also issued Warrants to the lenders under the term loan to purchase up to 3,008,540 shares of our common stock. The Warrants are exercisable until December 12, 2028 at a price per share of $2.576. The number of shares issuable upon exercise of the Warrants and the exercise price may be adjusted for certain events, including stock dividends, stock splits, recapitalizations, and reclassifications. If we undergo a fundamental transaction (as defined in the Warrants) that is within our control and approved by our board of directors, then holders of the Warrants may require us to repurchase for cash the remaining unexercised Warrants at a price determined using a Black-Scholes option pricing model.

In connection with the issuance of the Warrants, we entered into a Registration Rights Agreement (as defined herein) with the warrant holders, pursuant to which we agreed to register for resale the shares of common stock issuable upon the exercise of the Warrants.

THIS OFFERING

Common stock offered by the selling stockholders	Up to 3,008,540 shares.

Terms of the offering	Each selling stockholder will determine when and how it will sell the common stock offered in this prospectus, as described in “Plan of Distribution.”

Use of proceeds	We will not receive any proceeds from the sale of common stock covered by this prospectus.

Risk factors	See “Risk Factors” beginning on page 3, for a discussion of factors you should carefully consider before deciding to invest in our common stock.

Nasdaq Stock Market LLC symbol	“VERI”

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described in the sections entitled “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as filed with the SEC, which are incorporated herein by reference in their entirety, as well any amendment or updates to our risk factors reflected in subsequent filings with the SEC, including any applicable prospectus supplement. Our business, financial condition, results of operations or prospects could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned elsewhere in this prospectus. For more information, see the section entitled “Where You Can Find Additional Information.” Please also read carefully the section entitled “Special Note Regarding Forward-Looking Statements.”

Risks Related to Our Indebtedness

The credit agreement governing our term loan contains restrictive covenants that may impair our ability to operate our business and access additional capital in the future.

The credit agreement governing our term loan contains various provisions that limit our ability to, among other things, incur, create or assume certain indebtedness; create, incur or assume certain liens; make certain investments; make sales, transfers and dispositions of certain property; undergo certain fundamental changes, including certain mergers, liquidations and consolidations; repay certain indebtedness, including our existing convertible notes; and declare or make certain dividends and distributions. We are also required to maintain unrestricted cash and cash equivalents of at least $15.0 million at all times. These covenants may affect our ability to operate and finance our business as we deem appropriate. If we are unable to meet our obligations as they become due or to comply with various covenants contained in our credit agreement governing the term loan or any agreement governing future indebtedness, it could constitute an event of default under the instruments governing our indebtedness.

If there were an event of default under the credit agreement governing our term loan or instruments governing any other indebtedness, the holders of the affected indebtedness could declare all of that indebtedness immediately due and payable, which, in turn, could cause the acceleration of the maturity of all of our other indebtedness. We may not have sufficient funds available, or we may not have access to sufficient capital from other sources, to repay any accelerated debt. Even if we could obtain additional financing, the terms of the financing may not be favorable to us. In addition, substantially all of our assets are subject to liens securing our term loan. If amounts outstanding under our term loans were accelerated, our lenders could foreclose on these liens and we could lose substantially all of our assets, which could force us into bankruptcy or liquidation. Any event of default under the instruments governing our indebtedness could have a material adverse effect on our business, financial condition and results of operations.

An increase in market interest rates could increase our interest costs on existing and future debt and could adversely affect our stock price.

Our term loan accrues interest at a rate of Term SOFR plus 8.50% per annum, with a 3.00% floor for Term SOFR. As a result, our interest obligations and related payments will vary with the movement of Term SOFR, and in the future, we may incur additional indebtedness that also has variable interest rate obligations. If interest rates increase, our variable rate debt obligations under our term loan will increase, as well interest costs for any new variable rate debt. This increased cost would reduce our earnings. Rising interest rates could also limit our ability to refinance existing debt when it matures or cause us to pay higher interest rates upon refinancing.

Servicing our debt requires a significant amount of cash which could affect our ability to operate our business and pursue our business strategies, and we may not have sufficient cash flow from our operations to pay our substantial debt obligations.

We have a senior secured term loan with an aggregate principal amount of $77.5 million outstanding, maturing in December 2027, and convertible senior notes with an aggregate principal amount of $91.3 million outstanding, maturing in November 2026. Our ability to make scheduled payments of the principal of, to pay interest on and to refinance our indebtedness, including the term loan and the convertible senior notes, depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. A portion of cash flow from operations may be dedicated to the payment of principal and interest on our debt, therefore reducing our ability to use our cash flow to fund our operations, capital expenditures, future business opportunities, acquisitions and other general corporate purposes. Our ability to capitalize on business opportunities and to react to competitive pressures, as compared to our competitors, may be compromised due to our level of debt. Our business may not generate cash flow from operations in the future sufficient to service our debt and make necessary capital expenditures. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as selling assets, restructuring our debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale or other disposition of shares of our common stock held by the selling stockholders pursuant to this prospectus. The Warrants may not be exercised for cash and, therefore, we will not receive any cash proceeds from the exercise of the Warrants.

We will bear certain costs associated with the registration, offering and sale of the common stock by the selling stockholders in accordance with the Registration Rights Agreement between us and the selling stockholders. However, the selling stockholders will bear any brokerage commissions, transfer taxes or underwriting commissions and discounts attributable to their sale of shares of our common stock. For more information, see “Selling Stockholders” and “Certain Relationships with the Selling Stockholders.”

SELLING STOCKHOLDERS

The selling stockholders named below may offer, from time to time, up to an aggregate of 3,008,540 shares of our common stock issuable upon the exercise of the Warrants, subject to adjustments for stock splits, stock dividends and reclassifications.

The following table sets forth the names of the selling stockholders and the number of shares of common stock held as of December 28, 2023. Information in the table below with respect to beneficial ownership has been furnished by the selling stockholders. Beneficial ownership is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if they have or share the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof, or have the right to acquire such powers within 60 days. All percentages in the following tables are based on a total of 37,129,698 shares of our common stock outstanding as of December 28, 2023.

The selling stockholders named below may sell all, some or none of their shares of our common stock. In addition, the selling stockholders named in the table below may have sold, transferred, otherwise disposed of or purchased, or may sell, transfer, otherwise dispose of or purchase, at any time and from time to time, shares of our common stock in transactions exempt from the registration requirements of the Securities Act or in the open market after the date on which they provided the information set forth in the table below. We do not know if the selling stockholders named below actually will sell shares pursuant to this prospectus, or the number of shares that they will sell. For the purposes of the table below, we assume that the selling stockholders will sell all of their shares of our common stock covered by this prospectus.

Information about additional selling stockholders, if any, including their identities and the common stock to be registered on their behalf, will be set forth in a prospectus supplement, in a post-effective amendment or in filings that we make with the SEC under the Exchange Act, which are incorporated by reference in this prospectus. Information concerning the selling stockholder may change from time to time. Any changes to the information provided below will be set forth in a supplement to this prospectus, in a post-effective amendment or in filings we make with the SEC under the Exchange Act, which are incorporated by reference into this prospectus if and when necessary.

	Beneficial Ownership Before Resale			Beneficial Ownership After Resale
	Common Stock			Common Stock
Name of Selling Stockholder (1)	Number of Shares	Percentage of Shares	Number of Shares Offered	Number of Shares	Percentage of Shares
Blackwell Partners, LLC_Series B (2)	57,531	*	57,531	—	*
Context Partners Master Fund, L.P. (3)	661,879	1.75%	661,879	—	*
Entities affiliated with Highbridge Capital Management, LLC (4)	1,203,416	3.14%	1,203,416	—	*
KASAD 2, L.P. (5)	192,740	*	192,740	—	*
Riverview Group LLC (6)	172,103	*	150,427	21,676	*
Silverback Convertible Master Fund Limited (7)	40,373	*	40,373	—	*
Silverback Opportunistic Credit Master Fund Limited (8)	34,278	*	34,278	—	*
Tenor Opportunity Master Fund Ltd. (9)	348,991	*	348,991	—	*
Entities affiliated with Whitebox Advisors LLC (10)	318,905	*	318,905	—	*

*	Less than 1.0%.
(1)

We are registering the offer and sale of the shares of common stock by the selling stockholders to satisfy registration rights we granted to the selling stockholders. See “Certain Relationships with the Selling

Stockholders” for further information regarding certain relationships and transactions between us and the selling stockholders.
(2)

Consists of 57,531 shares of common stock issuable upon the exercise of a warrant held by Blackwell Partners, LLC,_Series B Ltd. The address for Blackwell Partners, LLC_Series B is c/o Silverback Asset Management, LLC, 1414 Raleigh Road, Suite 250, Chapel Hill, NC 27517.

(3)

Consists of 661,879 shares of common stock issuable upon the exercise of a warrant held by Context Partners Master Fund, L.P. Voting and investment power of securities held by such entity reside with its investment manager, Context Capital Management, LLC, the General Partner. The mailing address for such entities is 7724 Girard Avenue, Third Floor, La Jolla, California 92037.

(4)

Consists of (i) 246,700 shares of common stock issuable upon the exercise of a warrant held by Highbridge Tactical Credit Institutional Fund, Ltd. and (ii) 956,716 shares of common stock issuable upon the exercise of a warrant held by Highbridge Tactical Credit Master Fund, L.P. According to information provided by Highbridge Capital Management, LLC, Highbridge Capital Management, LLC is the trading manager of Highbridge Tactical Credit Institutional Fund, Ltd. and Highbridge Tactical Credit Master Fund, L.P. Highbridge Tactical Credit Institutional Fund, Ltd. and Highbridge Tactical Credit Master Fund, L.P. each disclaim beneficial ownership over these shares. The address of Highbridge Capital Management, LLC is 277 Park Avenue, 23rd Floor, New York, NY 10172, and the address of Highbridge Tactical Credit Institutional Fund, Ltd. and Highbridge Tactical Credit Master Fund, L.P. is c/o Maples Corporate Services Limited #309 Ugland House, South Church Street, George Town, Grand Cayman KY1-1104, Cayman Islands.

(5)

Consists of 192,740 shares of common stock issuable upon the exercise of a warrant held by KASAD 2, L.P. The address for KASAD 2, L.P. is c/o Silverback Asset Management, LLC, 1414 Raleigh Road, Suite 250, Chapel Hill, NC 27517.

(6)

Consists of (i) 150,427 shares of common stock issuable upon the exercise of a warrant held by Riverview Group LLC, (ii) 18,976 shares of common stock beneficially owned by ICS Opportunities II LLC, an affiliate of Riverview Group LLC and (iii) 2,700 shares of common stock beneficially owned by Integrated Core Strategies (US) LLC, an affiliate of Riverview Group LLC. According to information provided by the stockholders, such stock may be deemed to be beneficially owned by Millennium Management LLC, Millennium Group Management LLC and Mr. Englander and/or other investment managers that may be controlled by Millennium Group Management LLC (the managing member of Millennium Management LLC) and Mr. Englander (the sole voting trustee of the managing member of Millennium Group Management LLC). The foregoing should not be construed in and of itself as an admission by Millennium Management LLC, Millennium Group Management LLC or Mr. Englander as to the beneficial ownership of the securities held by such entities. The address for Riverview Group LLC is c/o Millennium Management LLC, 399 Park Avenue, New York, New York 10022.

(7)

Consists of 40,373 shares of common stock issuable upon the exercise of a warrant held by Silverback Convertible Master Fund Limited. The address for Silverback Convertible Master Fund Limited is c/o Silverback Asset Management, LLC, 1414 Raleigh Road, Suite 250, Chapel Hill, NC 27517.

(8)

Consists of 34,278 shares of common stock issuable upon the exercise of a warrant held by Silverback Opportunistic Credit Master Fund Limited. The address for Silverback Opportunistic Credit Master Fund Limited is c/o Silverback Asset Management, LLC, 1414 Raleigh Road, Suite 250, Chapel Hill, NC 27517.

(9)

Consists of 348,991 shares of common stock issuable upon the exercise of a warrant held by Tenor Opportunity Master Fund Ltd. According to information provided by Tenor Capital Management Company, L.P., Tenor Capital Management Company, L.P. serves as the investment adviser for Tenor Opportunity Master Fund, Ltd. and therefore may be deemed to share voting and investment power with respect to these shares in such capacity. Tenor Management GP, LLC is the general partner of Tenor Capital Management Company, L.P. and Robin R. Shah is the sole managing member of Tenor Management GP, LLC. As such, Mr. Shah may be deemed to have beneficial ownership over the shares. The address of Tenor Opportunity Master Fund, Ltd. is c/o Tenor Capital Management, 810 7th Avenue, Suite 1905, New York, NY 10019.

(10)

Consists of (i) 179,445 shares of common stock beneficially owned by Whitebox Relative Value Partners, LP (“Relative Value”); (ii) 18,886 shares of common stock beneficially owned by Whitebox GT Fund, LP (“GT”); (iii) 107,036 shares of common stock beneficially owned by Whitebox Multi-Strategy Partners, LP

(“Multi”); and (iv) 13,538 shares of common stock beneficially owned by Pandora Select Partners, LP (together with Relative Value, GT and Multi, the “Whitebox Funds”). According to information provided by Whitebox Advisors LLC, Whitebox Advisors LLC is the investment manager of the Whitebox Funds and holds voting and dispositive power over the shares. The address for Whitebox Advisors LLC is 3033 Excelsior Boulevard, Suite 500, Minneapolis, Minnesota 55416.

CERTAIN RELATIONSHIPS WITH THE SELLING STOCKHOLDERS

The following descriptions are a summary and do not purport to be complete. The descriptions are subject to and qualified in their entirety by reference to the full documents referenced below, which are included in our filings with the SEC.

Term Loan

On December 13, 2023, Veritone, Inc. and certain of its subsidiaries, as guarantors, entered into a Credit and Guaranty Agreement with certain lenders and Wilmington Savings Fund Society, FSB, as administrative agent and collateral agent. The Credit Agreement provides for a $77.5 million senior secured term loan, which was fully drawn by us on the closing of the term loan. The term loan matures on December 13, 2027 and requires quarterly amortization payments of 2.50% of the principal amount, commencing in June 2024, with the outstanding balance of the term loan payable on the scheduled maturity date. The selling stockholders named in this prospectus are lenders under the credit agreement.

Warrants

On the closing of the term loan, Veritone, Inc. issued Warrants to the lenders under the term loan, who are selling stockholders named in this prospectus, to purchase up to 3,008,540 shares of our common stock. The Warrants are exercisable until December 12, 2028 at a price per share of $2.576. The number of shares issuable upon exercise of the Warrants and the exercise price may be adjusted for certain events, including stock dividends, stock splits, recapitalizations, and reclassifications. If we undergo a fundamental transaction (as defined in the Warrant) that is within our control and approved by our board of directors, then holders of the Warrants may require us to repurchase for cash the remaining unexercised Warrants at a price determined using a Black-Scholes option pricing model.

Registration Rights Agreement

In connection with the issuance of the warrants, Veritone, Inc. entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the holders of the Warrants, who are the selling named in this prospectus, pursuant to which Veritone, Inc. agreed to register for resale the shares of common stock issuable upon the exercise of the Warrants. Pursuant to the Registration Rights Agreement, we agreed to file a registration statement providing for the resale of the shares of common stock issuable upon the exercise of the Warrants within 30 days of the closing of the term loan and, subject to certain limitations, to use commercially reasonable efforts to keep the registration statement effective at all times that Warrants or the shares of common stock issued upon the exercise of the Warrants remain issuable or outstanding.

Convertible Senior Notes

As of December 13, 2023, Veritone, Inc. had approximately $91.25 million aggregate principal amount of outstanding 1.75% convertible senior notes due 2026 (the “Convertible Notes”). The Convertible Notes are senior, unsecured obligations of Veritone, Inc. and bear interest at a rate of 1.75% per year. Interest accrues from November 19, 2021 and is payable semi-annually in arrears on May 15 and November 15 of each year, beginning on May 15, 2022. The Convertible Notes will mature on November 15, 2026, unless earlier converted, redeemed, or repurchased in accordance with the terms of the Convertible Notes. Holders of the Convertible Notes may convert all or any portion of their Convertible Notes at their option upon the occurrence of certain conditions described in the indenture governing the Convertible Notes. Certain holders of the Warrants are also holders of some of the outstanding Convertible Notes.

PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution, sale or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their common stock on any stock exchange, market or trading facility on which the common stock is traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of their shares of common stock or any interests therein:

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	block trades in which a broker-dealer will attempt to sell common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	privately negotiated transactions;

•	in underwritten transactions;

•	short sales;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of shares of common stock at a stipulated price per share;

•	distribution to members, limited partners or stockholders of any of the selling stockholders;

•	any other method permitted by applicable law; and

•	a combination of any of the foregoing methods.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b) or any other applicable provision of the Securities Act of 1933, as amended (the “Securities Act”), amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer their common stock in other circumstances, in which case the donees, transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our securities in the course of hedging the positions they assume. The selling stockholders may also sell common stock short and deliver the securities offered hereby to close out their short positions, or loan or pledge their common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of common stock offered by this prospectus, which common stock such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from any offering by the selling stockholders.

The selling stockholders also may resell all or a portion of the common stock offered hereby in open market transactions in reliance on Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or pursuant to other available exemptions from the registration requirements of the Securities Act.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the common stock may be underwriting discounts and commissions under the Securities Act. If any selling stockholder is an “underwriter” within the meaning of Section 2(11) of the Securities Act, then the selling stockholder will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, and any applicable discounts, commissions, concessions or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

We have agreed to maintain the effectiveness of this prospectus until all shares of common stock offered hereby have been sold under this prospectus or Rule 144 under the Securities Act, or have been issued and are no longer outstanding. In addition, we do not have to maintain the effectiveness of this prospectus once each selling stockholder beneficially owns shares of common stock (including shares of common stock underlying the warrants on an as exercised basis) of less than 1% of our outstanding shares of common stock and all such shares are eligible for sale by the selling stockholder free of any volume or manner of sale limitations and without regard to the public information requirements under Rule 144. We are required to pay all fees and expenses incident to the registration of the shares of common stock to be offered and sold pursuant to this prospectus. The selling stockholders will bear all commissions and discounts, if any, attributable to their sale of shares of common stock.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934, as amended, may apply to sales of common stock in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the common stock against certain liabilities, including liabilities arising under the Securities Act.

A selling stockholder that is an entity may elect to make an in-kind distribution of common stock to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the common stock offered by this prospectus.

We have agreed with the selling stockholders to use commercially reasonable efforts to cause the registration statement of which this prospectus constitutes a part to become effective and to remain continuously effective, subject to certain exceptions, until such time as all of the common stock covered by this prospectus have been disposed of pursuant to and in accordance with such registration statement.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, Cooley LLP, Los Angeles, California, will pass upon the validity of the securities offered by this prospectus and any supplement thereto. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we name in the applicable prospectus supplement.

EXPERTS

The audited financial statements of Veritone, Inc. and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in auditing and accounting.

The combined financial statements of Broadbean appearing in the Company’s Amendment No. 1 to Current Report on Form 8-K/A filed on August 28, 2023 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, included therein, and incorporated herein by reference. Such combined financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Any statement contained in a document incorporated or considered to be incorporated by reference in this prospectus will be considered to be modified or superseded for purposes of this prospectus to the extent a statement contained in this prospectus or in any other subsequently filed document that is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. We incorporate by reference in this prospectus the following information (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules, including any information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (filed with the SEC on March 16, 2023);

•

our Quarterly Reports on Form 10-Q filed with the SEC for the fiscal quarter ended March 31, 2023 (filed with the SEC on May  10, 2023), for the fiscal quarter ended June 30, 2023 (filed with the SEC on August 9, 2023) and for the fiscal quarter ended September 30, 2023 (filed with the SEC on November 14, 2023);

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December  31, 2022 from our Definitive Proxy Statement on Schedule 14A for our 2023 Annual Meeting of Stockholders (filed with the SEC on April 27, 2023);

•

our Current Reports on Form 8-K or Form 8-K/A, as applicable, filed with the SEC on January  6, 2023, January  20, 2023, March  30, 2023, May  31, 2023 (with respect to Items 1.01, 8.01 and Exhibit 2.1 of Item 9.01 only), June  9, 2023, June  14, 2023 (with respect to Item 2.01, 9.01(a), 9.01(b) and Exhibit 2.1 of Item 9.01 only), August 14, 2023, August  28, 2023, November  8, 2023 (with respect to Item 1.01 only), November  13, 2023 and December 14, 2023; and

•

the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on May 11, 2017, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.3 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

All documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, including all such documents we may file after the date of the initial registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address provided above. You also may request a copy of any document incorporated by reference in this prospectus (excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in this document), at no cost, by writing or telephoning us at the following address and phone number: Veritone, Inc., 1615 Platte Street, 2nd Floor, Denver, Colorado 80202, Attn: Chief Legal Officer or by telephone at (888) 507-1737.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is a part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules filed as part of the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The SEC maintains a website (www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers, like us, that file electronically with the SEC.

In addition, we are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance with the Exchange Act, file annual, quarterly and current reports, proxy and information statements and other information with the SEC. These reports, proxy statements and other information will be available for review on the website of the SEC referred to above. We also maintain a corporate website at www.vertione.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC, free of charge, at our corporate website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained on, or that can be accessed through, our website shall not be deemed incorporated into and is not part of this prospectus or the registration statement of which it forms a part, and the inclusion of our website address in this prospectus is an inactive textual reference only.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses, other than the underwriting discounts and commissions, payable by us in connection with the issuance and distribution of the securities being registered.

SEC registration fee	$825.96
Accounting fees and expenses	$(1)
Legal fees and expenses	$(1)
Transfer agent and registrar, trustee and depositary fees	$(1)
Printing and miscellaneous fees and expenses	$(1)

Total(2)	$(1)

(1)

These fees are calculated based on the common stock offered and the number of issuances and accordingly cannot be estimated at this time. An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

(2)	Does not include any fees or expenses in connection with any subsequent underwritten offering and any supplements prepared in connection therewith.

Item 15. Indemnification of Directors, Officers and Employees

The following summary is qualified in its entirety by reference to our third amended and restated certificate of incorporation and amended and restated bylaws.

Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”) allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our amended and restated certificate of incorporation provides for this limitation of liability.

Section 145 of the DGCL authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act. Our amended and restated certificate of incorporation permits indemnification of our directors, officers and other agents of the Company (and any other persons to which applicable law permits us to provide indemnification) to the maximum extent permitted by the DGCL, and our amended and restated bylaws provide that we will indemnify our directors and executive officers and permit us to indemnify our other officers, employees and other agents, in each case to the maximum extent permitted by the DGCL.

We have entered into indemnification agreements with our directors and officers, whereby we have agreed to indemnify our directors and officers to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or officer was, or is threatened to be made, a party by reason of the fact that such director or officer is or was a director, officer, employee or agent of the Company, provided that such director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, the best interest of the Company.

We maintain insurance policies that indemnify our directors and officers against various liabilities arising under the Securities Act and the Exchange Act that might be incurred by any director or officer in his or her capacity as such.

Item 16. Exhibits.

	Incorporation by Reference
Exhibit Number	Description of Exhibit	Form	File No.	Exhibit Number	Filing Date	Filed Herewith

3.1	Third Amended and Restated Certificate of Incorporation of the Registrant.	8-K	001-38093	3.1	May 23, 2017

3.2	Amended and Restated Bylaws of the Registrant.	8-K	001-38093	3.2	May 23, 2017

4.1	Specimen Stock Certificate.	10-K	001-38093	4.1	March 16, 2023

4.2	Form of Warrant.	8-K	001-38093	4.1	December 14, 2023

4.3	Registration Rights Agreement, dated December 13, 2023.	8-K	001-38093	4.2	December 14, 2023

5.1	Opinion of Cooley LLP.					X

23.1	Consent of Grant Thornton LLP, independent registered public accounting firm.					X

23.2	Consent of Ernst & Young LLP, independent auditors of Broadbean.					X

23.3	Consent of Cooley LLP (included in Exhibit 5.1).					X

24.1	Power of Attorney (included on signature page).					X

107	Filing Fee Table.					X

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in this registration statement or are contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on January 3, 2024.

VERITONE, INC.

By:	/s/ Ryan Steelberg
Ryan Steelberg
President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ryan Steelberg and Michael L. Zemetra, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462 under the Securities Act, and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ryan Steelberg Ryan Steelberg	President, Chief Executive Officer and Director (Principal Executive Officer)	January 3, 2024

/s/ Michael L. Zemetra Michael L. Zemetra	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting officer)	January 3, 2024

/s/ Chad Steelberg Chad Steelberg	Director	January 3, 2024

/s/ Jeff P. Gehl Jeff P. Gehl	Director	January 3, 2024

/s/ Knute P. Kurtz Knute P. Kurtz	Director	January 3, 2024

Signature	Title	Date

/s/ Richard H. Taketa Richard H. Taketa	Director	January 3, 2024

/s/ Michael Zilis Michael Zilis	Director	January 3, 2024